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                                                                  EXHIBIT 16



July 21, 1995



SECPS Letter file
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, D.C. 20549

RE:   Fans Holdings, Inc.
SEC File No.33-5525446

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K for Fans Holdings, Inc. dated May 31, 1995 and agree with the statements contained therein.

Very truly yours,

Smith & Company



By:  /s/ William R. Denney
   -------------------------
         William R. Denney

WRD\kow